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                           FINANCING AND SECURITY AGREEMENT

                                     BY AND AMONG

                          DISPATCH MANAGEMENT SERVICES CORP.

                   DISPATCH MANAGEMENT SERVICES SAN FRANCISCO CORP.

                     DISPATCH MANAGEMENT SERVICES NEW YORK CORP.

                    DISPATCH MANAGEMENT SERVICES ACQUISITION CORP.

                         ROAD MANAGEMENT SERVICES CORPORATION

                              BALMERINO HOLDINGS LIMITED

                                   STATETIP LIMITED

                                         AND

                                  NATIONSBANK, N.A.



                                   February 2, 1998

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                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS                                                          1
     SECTION 1.1    CERTAIN DEFINED TERMS                                      1
     SECTION 1.2    ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS        13

ARTICLE 2 THE CREDIT FACILITY                                                 14
     SECTION 2.1    THE REVOLVING CREDIT FACILITY                             14
     SECTION 2.2    THE LETTERS OF CREDIT                                     17
     SECTION 2.3    GENERAL FINANCING PROVISIONS                              18

ARTICLE 3 THE COLLATERAL                                                      20
     SECTION 3.1    DEBT AND OBLIGATIONS SECURED                              20
     SECTION 3.2    GRANT OF LIENS                                            21
     SECTION 3.3    COLLATERAL DISCLOSURE LIST                                21
     SECTION 3.4    PERSONAL PROPERTY                                         21
     SECTION 3.4.1  SECURITIES, CHATTEL PAPER, PROMISSORY NOTES, ETC.         21
     SECTION 3.5    RECORD SEARCHES                                           21
     SECTION 3.6    RELEASE                                                   22
     SECTION 3.7    INCONSISTENT PROVISIONS                                   22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES                                      22
     SECTION 4.1    REPRESENTATIONS AND WARRANTIES                            22
     SECTION 4.2    SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES       27

ARTICLE 5 CONDITIONS PRECEDENT                                                27
     SECTION 5.1    CONDITIONS TO THE INITIAL ADVANCE AND INITIAL
                    LETTER OF CREDIT                                          27
     SECTION 5.2.   CONDITIONS TO ALL EXTENSIONS OF CREDIT                    30
     SECTION 5.3.   CONDITIONS TO ALL EXTENSIONS OF CREDIT AFTER
                    MARCH 2, 1998                                             30

ARTICLE 6 COVENANTS OF THE BORROWERS                                          31
     SECTION 6.1    AFFIRMATIVE COVENANTS                                     31
     SECTION 6.2    NEGATIVE COVENANTS                                        38

ARTICLE 7 DEFAULT AND RIGHTS AND REMEDIES                                     41
     SECTION 7.1    EVENTS OF DEFAULT                                         41
     SECTION 7.2    REMEDIES                                                  43

ARTICLE 8 MISCELLANEOUS                                                       47
     SECTION 8.1    NOTICES                                                   47
     SECTION 8.2    AMENDMENTS; WAIVERS                                       47
     SECTION 8.3    CUMULATIVE REMEDIES                                       48

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     SECTION 8.4    SEVERABILITY                                           49
     SECTION 8.5    ASSIGNMENTS BY LENDER                                  49
     SECTION 8.6    SUCCESSORS AND ASSIGNS                                 49
     SECTION 8.7    CONTINUING AGREEMENTS                                  50
     SECTION 8.8    ENFORCEMENT COSTS                                      50
     SECTION 8.9    APPLICABLE LAW; JURISDICTION                           50
     SECTION 8.10   DUPLICATE ORIGINALS AND COUNTERPARTS                   51
     SECTION 8.11   HEADINGS                                               51
     SECTION 8.12   NO AGENCY                                              51
     SECTION 8.13   DATE OF PAYMENT                                        52
     SECTION 8.14   ENTIRE AGREEMENT                                       52
     SECTION 8.15   WAIVER OF TRIAL BY JURY                                52
     SECTION 8.16   LIABILITY OF THE LENDER                                52
     SECTION 8.17   ARBITRATION                                            53


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                          FINANCING AND SECURITY AGREEMENT


     THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 2nd day of February, 1998, by and among DISPATCH MANAGEMENT SERVICES CORP., a corporation organized under the laws of the State of Delaware (the "Company"), DISPATCH MANAGEMENT SERVICES SAN FRANCISCO CORP., a corporation organized under the laws of the State of Delaware, DISPATCH MANAGEMENT SERVICES NEW YORK CORP., a corporation organized under the laws of the State of New York, DISPATCH MANAGEMENT SERVICES ACQUISITION CORP., a corporation organized under the laws of the State of Delaware, ROAD MANAGEMENT SERVICES CORPORATION, a corporation organized under the laws of the State of Delaware (collectively, the "Domestic Subsidiaries" and each a "Domestic Subsidiary") and BALMERINO HOLDINGS LIMITED, a company incorporated under the laws of New Zealand, and STATETIP LIMITED, a private limited liability company organized under the laws of England and Wales (collectively, the "Foreign Subsidiaries" and each a "Foreign Subsidiary") (the Domestic Subsidiaries and the Foreign Subsidiaries being called collectively, the "Subsidiaries" and each a "Subsidiary" and together with the Company, being called collectively the "Borrowers" and each a "Borrower") and NATIONSBANK, N.A., a national banking association, its successors and assigns, (the "Lender").

                                       RECITALS

     A. The Borrowers have applied to the Lender for a revolving credit facility in the maximum principal amount of $25,000,000 to be used by the Borrowers for short term working capital, to finance Permitted Acquisitions, and for the issuance of Letters of Credit.

     B. The Lender is willing to make this credit facility available to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                      ARTICLE 1

                                     DEFINITIONS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive



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payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial desirable to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

     "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

     "Affiliate" means, with respect to the Company, any Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Company or any Subsidiary, as the case may be.

     "Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 8.1.

     "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Company and its Subsidiaries.

     "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

     "Borrowing Base" has the meaning described in Section 2.1.3 and 5.2.2 (Borrowing Base).

     "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 and 5.2.2 (Borrowing Base).

     "Borrowing Base Report" has the meaning described in Section 2.1.3 (Borrowing Base Report).

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

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     "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.

     "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

     "Closing Date" means the Business Day, in any event not later than February 13, 1998 on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions) have been fulfilled.

     "Collateral" means all property of the Borrowers subject from time to time to the Liens of this Agreement, the Security Documents and the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

     "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

     "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

     "Commitment" means the Revolving Credit Commitment.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

     "Credit Facility" means the Revolving Credit Facility, and "Credit Facilities" means collectively the Revolving Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

     "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

     "Default Rate" has the meaning set forth in the Revolving Credit Note.


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     "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

     "Early Termination Fee" has the meaning described in Section 2.1.9 (Early Termination Fee).

     "Earnings" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) net income (or loss) determined in accordance with GAAP consistently applied, plus (b) depreciation and amortization of assets for such period, plus (c) interest for such period, less (d) all non financed capital expenditures, all as determined on a consolidated basis on an annualized basis.

     "EBITDA" means shall mean as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) net profit (or loss) determined in accordance with GAAP, plus (b) interest expense and federal and state taxes for such period, plus (c) depreciation and amortization of assets for such period, all as determined on a consolidated basis for the twelve
(12) month period then ending.

     "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, each account which conforms and continues to conform to the following criteria to the satisfaction of the Lender: (a) the Account arose in the ordinary course of the Company's or any Domestic Subsidiary's business from a bona fide outright sale or lease of goods by the Company or a Domestic Subsidiary, or from services performed by the Company or any Domestic Subsidiary, and (i) such goods have been delivered to the appropriate Account Debtors or their respective designees, the Company or such Domestic Subsidiary has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred, and such goods have been finally accepted by the Account Debtor, or (ii) such services have been satisfactorily completed and accepted by the appropriate Account Debtor; (b) the Account is based upon an enforceable order or contract, written or oral, for goods delivered or for services performed, and the same were shipped, held, or performed in accordance with such order or contract; (c) the title of the Company or such Domestic Subsidiary to the Account and, except as to the Account Debtor and any creditor which finances the Account Debtor's purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens and Liens created by the Account Debtors in connection with their interests in the goods, and the Company and the Domestic Subsidiary otherwise has the full and unqualified right and power to assign and grant a security interest in it to the Lender as security and collateral for the payment of the Obligations; (d) the amount shown on the books of the Company or the Domestic Subsidiary and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Company or such Domestic Subsidiary and no partial payment has been received unless reflected with that delivery; (e) the Account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason; (f) the Account Debtor has not returned or refused to

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retain, or otherwise notified the Company or such Domestic Subsidiary of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Account arose; (g) the Account is not outstanding more than ninety (90) days from the date of the invoice therefor; (h) the Account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other Accounts (or any portion thereof) due to the Company or such Domestic Subsidiary to be non-Eligible Receivables; (i) the Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Company or such Domestic Subsidiary to the Lender of the Account arising with respect thereto; (j) the Account Debtor is not a Subsidiary or other Affiliate of the Company; (k) the Account Debtor is not incorporated in or primarily conducting business in any jurisdiction located outside of the United States of America; (l) the Company or such Domestic Subsidiary is not indebted in any manner to the Account Debtor, with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by the Company or such Domestic Subsidiary in the ordinary course of its business, (m) no part of the Account represents a progress billing or a retainage, (n) the Account is not excluded based on the results of the Lender's prefunding audit, or any subsequent audit; and (o) the Lender in the exercise of its sole and absolute discretion has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure. The foregoing criteria may be revised by the Lender in its sole but reasonable discretion based on the results of the Lender's prefunding audit, or any subsequent audit. In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the exercise of its sole and absolute discretion shall control.

     "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section
8.8 (Enforcement Costs), and (c) all customary processing and/or servicing fees incident to the administration of the Credit Facility.

     "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower

                                          5

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on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" has the meaning described in Article 7.

     "Facilities" means the collective reference to the Revolving Loan and other credit facilities now or hereafter provided to the Borrowers by the Lender whether under this Agreement or otherwise.

     "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the following: Revolving Credit Unused Line Fees, Letter of Credit Fees, Early Termination Fee, Origination Fee, and Field Examination Fees.

     "Field Examination Fee" and "Field Examination Fees" have the meanings described in Section 2.3.4 (Field Examination Fees).

     "Financing Documents" means at any time collectively this Agreement, the Note, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Company, any Subsidiary and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, the Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

     "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

     "Fixed Charges" means for any period of determination thereof, the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the Company and its Subsidiaries, plus Capital Leases of the Company and its Subsidiaries, plus interest expense, plus the Implied Amortization of the Loan.

     "Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) Earnings to (b) Fixed Charges.

     "Funded Debt" shall mean for any period of determination thereof, an amount equal to the aggregate amount of all payments in principal in respect to all Liabilities scheduled to be due and payable during such period, together with all other indebtedness due in connection

                                          6

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with any Capital Leases.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, including without limitation all books and records, claims (including without limitation all claims for income tax and other refunds), choses in action, contract rights, judgments, patents, patent licenses, trademarks, trademark licenses, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Borrowers' business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in limited liability companies, any and all trade secrets, any and all intellectual property rights in computer software and computer software products, now or hereafter existing, created, acquired or held; rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial desirable to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

     "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned or acquired by any Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

     "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any Borrower or for which any Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired by any Borrower, and any other contamination by Hazardous Materials for which any Borrower is, or is claimed to be, responsible.

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     "Implied Amortization of the Loan" means for any period, shall be the greater of $2,000,000, or one fifth (1/5th) of the outstanding principal balance of the Loan as of the end of any fiscal quarter.

     "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

     "Indebtedness for Borrowed Money" of a Person means at any time means the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person; (c) Lease Obligations of such Person with respect to Capital Leases; (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof,
(e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person;
(f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; and (g) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

     "Initial Public Offering" means a sale to the public of common stock of the Company under the Securities Act of 1933, as amended, or any similar statute then in effect (the "Securities Act"), pursuant to the terms and conditions set forth in the Company's Registration Statement on Form S-1 (Registration No. 33339971), as amended (the "Registration Statement"), and as filed with the Securities and Exchange Commission on December 24, 1997. Such sale shall be concluded not later than the Closing Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

     "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement.

     "Inventory" means all inventory of the Borrowers and all right, title and interest of the Borrowers in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in any Borrower's

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business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

"Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     "Lease Obligations" of a Person means at any date the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

     "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 hereof.

     "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by any Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

     "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

     "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 hereof.

     "Letter of Credit Obligations" means all Obligations of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

     "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the

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Company and its Subsidiaries on a consolidated basis.

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Loan" means the Revolving Loan.

     "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Note" means the Revolving Credit Note, and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence the Obligations.

     "Obligations" means all present and future indebtedness, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any Borrower to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and any of the other Financing Documents, the Loan, and the Credit Facility including, without limitation, the principal of, and interest on, the Note, late charges, the Fees, Enforcement Costs, and other prepayment penalties (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

     "Origination Fee" has the meaning described in Section 2.3.3 (Origination
Fee).

     "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrowers have the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrowers, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (e) Liens in connection with any Capital Leases, now or hereafter entered into by any Borrower, not to exceed $5,000,000 in the aggregate at any time; (f) Liens existing as of the Closing Date in connection with Capital Leases or Equipment which do not exceed $3,500,000 in the aggregate; and (g) such other Liens, if any, as are set forth on EXHIBIT "D" attached hereto and made a part hereof.

     "Permitted Uses" means with respect to the Revolving Loan, the payment of expenses incurred in the ordinary course of any Borrower's business.

     "Person" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a limited liability company, a government or political subdivision or agency thereof or any other organization or entity.

     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

     "Purchase Agreements" means all those certain purchase agreements set forth on EXHIBIT "F" attached hereto, together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor.

     "Purchase Agreement Documents" means collectively the Purchase Agreements and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by the Borrowers, the Sellers, or any other Person in connection with the Purchase Agreement Transaction.

     "Purchase Agreement Transaction" means the asset purchase agreement transaction under the provisions of the Purchase Agreements.

     "Purchase Price" means all consideration incurred in connection with each Permitted Acquisition including, but not limited to non-compete agreements and the value of assets, stock, warrants, or other property transferred, pledged or given in connection with any Permitted Acquisition.

     "Receivable" means one of the Borrowers' now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments and "Receivables" means all of the Borrowers' now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "Responsible Officer" means the chief executive officer of the Company or a Subsidiary, or, with respect to financial matters, the chief financial officer of the Company.

     "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

     "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

     "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1. (Revolving Credit Facility).

     "Revolving Credit Expiration Date" means May 31, 2000.

     "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

     "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).

     "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2.

     "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.8 (Revolving Credit Unused Line Fee).

     "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

     "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments).

     "Second Tier Subsidiaries" means the subsidiaries of the Subsidiaries listed on

EXHIBIT C attached hereto.

     "Securities" means the stock pledged to secure the Obligations, pursuant to the Stock Pledge Agreements, and all proceeds (cash and non-cash) of the foregoing.

     "Security Documents" means collectively any assignment, pledge agreement, security agreement, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement and the Stock Pledge Agreements.

     "Sellers" means the sellers named in the Purchase Agreements.

     "State" means the State of Maryland.

     "Stock Pledge Agreements" means those certain Pledge, Assignment and Security Agreements and that certain Deed of Charge over Shares each of even date herewith from the Company pursuant to which the Company, among other things, assigns, pledges, grants and conveys to the Lender a first lien security interest in all of the common stock of the Domestic Subsidiaries and Foreign Subsidiaries.

     "Subsidiary" means the subsidiaries set forth in the first paragraph of this Agreement, and any corporation the majority of the voting shares of which at the time are owned directly by any Borrower and/or by one or more Subsidiaries of any Borrower and for purposes hereof, include each Second Tier Subsidiary and each Second Tier Subsidiary which is subsequently converted into a limited liability company in accordance with Section 6.2.2 of this Agreement.

     "Target" has the meaning set forth in Section 6.2.1 hereof.

     "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

     "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State.

     "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by any Borrower and/or by one or more Wholly Owned Subsidiaries of any Borrower.

     SECTION 1.2 Accounting Terms and Other Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                      ARTICLE 2

                                THE CREDIT FACILITY


     SECTION 2.1    The Revolving Credit Facility.

          2.1.1 Revolving Credit Facility. Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan".

     The principal amount of Twenty Five Million Dollars ($25,000,000) is the "Revolving Credit Committed Amount".

     During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by the Borrowers from time to time provided that after giving effect to any Borrower's request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the most current Borrowing Base. The Lender may, in its sole and absolute discretion, eliminate the Borrowing Base restrictions set forth in this Agreement, after the first anniversary date of the Closing Date, if the Lender determines, among other things, that the Company has successfully converted its Subsidiaries to the "DMS Model" and the Company and its Subsidiaries financial performance is satisfactory in all respects.

     2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans. The Borrowers may borrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to the Company's demand deposit account with the Lender or shall be otherwise applied as directed by the Borrowers, which direction the Lender may require to be in writing. No later than 10:00 a.m. (Washington, D.C.
time) on the date of the requested borrowing, the Borrowers shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested Revolving Loan. In addition, the Borrowers hereby irrevocably authorize the Lender at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Loan which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement, including, without limitation, advances under the Revolving Loan made to cover, principal of, and/or interest on, the Loan, the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount.

     2.1.3 Borrowing Base. As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to eighty percent (80%) of the amount of Eligible Receivables or Twenty Five Million ($25,000,000), whichever is less. The Borrowing Base may be revised by the Lender in its sole but reasonable discretion based on the results of the Lender's prefunding audit or any subsequent audit.

     The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to the Lender, in form satisfactory to the Lender.
In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 below, or in the event the Lender reasonably believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the criteria applicable from time to time for Eligible Receivables.

     If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceed the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrowers at the sole and absolute discretion of the Lender exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Lender from time to time.

     Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing

Date and upon information and records furnished to the Lender by the Borrowers. If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

     2.1.4 Borrowing Base Report. The Borrowers will furnish to the Lender no less frequently than thirty two (32) days after the end of each month and at such other times as may be requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time reasonably request. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The Borrowers' failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Lender's security interests in the Collateral.

     2.1.5 Revolving Credit Note. The joint and several obligation of the Borrowers to pay the Revolving Loan with interest shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "A" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrowers acknowledge and agree that, if outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall bear interest at the rates provided from time to time for advances under Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

     2.1.6 Mandatory Prepayments of Revolving Loan. The Borrowers shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 and 5.2.2 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency.

     2.1.7 Revolving Credit Unused Line Fee. The Borrowers shall pay to the Lender a quarterly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one quarter of one percent (.25%) per annum on the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrowers to the Lender on March 31, 1998 and on the last day of each calendar quarter thereafter, and on the Revolving Credit Termination Date.

     2.1.8 Early Termination Fee. In the event of the termination by, or on behalf of, the Borrowers, of the Revolving Credit Commitment, the Borrowers shall pay a fee (the "Early Termination Fee") equal to following amount at the following times:

          Period                             EARLY TERMINATION FEE

     Closing Date, through and
     including, February 2, 1999             $125,000; and

     February 3, 1999 through
     and including February 3, 2000          $75,000.

The Lender will not assess the Early Termination Fee, if the Revolving Credit Commitment is terminated by reason of a refinancing from the Lender or any Affiliate of the Lender, or by virtue of a syndicated loan where the Lender was asked to participate.

     Section 2.2    The Letters of Credit.

     2.2.1 Letters of Credit. Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrowers may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit hereunder unless (a) the Borrowers are then able to obtain a Revolving Loan from the Lender in an amount not less than the amount of the Letter of Credit requested by the Borrowers, and
(b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Five Million Dollars ($5,000,000).

     2.2.2 Letter of Credit Fees. Prior to or simultaneously with the opening of each Letter of Credit, the Borrowers shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to three quarters of one percent (3/4%) per annum of the amount of the Letter of Credit. Such Letter of Credit Fees shall be paid upon the opening of the Letter of Credit and upon each anniversary thereof, if any.

     2.2.3 Terms of Letters of Credit. Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than six (6) months after the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Loan Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrowers. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw.
 The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

     2.2.4 Procedure for Letters of Credit. The Borrowers shall give the Lender written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

     SECTION 2.3    General Financing Provisions.


     2.3.1 BORROWERS' REPRESENTATIONS. Each of the Borrowers hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from the Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and
(b) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing agreements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loan, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

     For administrative convenience, each Borrower hereby irrevocably appoints the Company as each Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of the Company or in the name of the respective Borrower or otherwise to take any and all actions with respect to this Agreement, the other Financing Documents, the Obligations and/or the Collateral

(including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitations, actions to (i) request advances under the Loan, apply for and direct the benefits of Letters of Credits, and direct the Lender to disburse or credit the proceeds of the Loan directly to an account of the Company, and one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any Item of Payment in the name of the respective Borrower or in the name of the Company. The foregoing appointment is coupled with an interest, cannot be revokes without the prior written consent of the Lender, and may be exercised from time to time, through the Company's duly authorized officer, officers or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

     Each of the Borrowers hereby irrevocably authorizes the Lender to make Loans to any one or all of the Borrowers, and hereby irrevocably authorizes the Lender to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Company on file with the Lender.

     The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facility, the Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facility under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of the such inter-company indebtedness and rights of contribution are part of the Collateral and secure the

Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contributions by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

     2.3.2 Use of Proceeds of the Loan. The proceeds of each advance under the Loan shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing.

     2.3.3 Origination Fee. The Borrowers shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of One Hundred Twenty Five Thousand Dollars ($125,000), which fee has been fully earned and is non-refundable.

     2.3.4 Field Examination Fees. The Borrowers shall pay to the Lender all fees of the Lender in connection with any field examination of the Borrowers (collectively, the "Field Examination Fees" and individually a "Field Examination Fee"). Each Field Examination Fee shall be in the amount customarily charged by the Lender for the type of field examination conducted, but not to exceed $5,000 per exam, and prior to the occurrence of any Event of Default, such examinations will not take place more frequently than once before August 1, 1998 and thereafter not more frequently than once every twelve (12) months.

     2.3.5 Computation of Interest and Fees. All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     2.3.6 Payments. All payments of the Obligations, including, without limitation, principal, interest, and Fees, shall be paid by the Borrowers without setoff, recoupment or counterclaim to the Lender at the Lender's office specified in the promissory note evidencing the Obligations in immediately available funds not later than 12:00 noon, Washington, time on the due date of such payment. Alternatively, at its sole discretion, the Lender may charge any deposit account of any Borrower at the Lender or any affiliate thereof with all or any part of any amount due hereunder to the extent that the Borrowers have not otherwise tendered payment to the Lender. The Lender agrees to notify the Borrowers of any such charge to any deposit account, provided, however, that the failure to provide any such notice shall not give rise to any liability on the part of the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to principal, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

          2.3.7 Liens; Setoff. The Borrowers hereby grant to the Lender a continuing Lien for all of the Obligations of the Borrowers upon any and all monies, securities, and other property of any Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender from or for any Borrower, and also upon any and all deposit accounts (general or special) and credits of any Borrower, if any, with the Lender or any affiliate of the Lender, at any time existing, excluding any deposit accounts held by any Borrower in its capacity as trustee for Persons who are not Affiliates of any Borrower. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding, all in such order and manner as shall be determined by the Lender in its sole and absolute discretion. The Lender agrees to notify the Borrowers of any such charge to any deposit account, provided, however, that the failure to provide any such notice shall not give rise to any liability on the part of the Lender.

                                      ARTICLE 3

                                    THE COLLATERAL

     SECTION 3.1 Debt and Obligations Secured. All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

     SECTION 3.2 Grant of Liens. The Borrowers hereby assign, pledge and grant to the Lender, and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the Company's and the Domestic Subsidiary's Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Securities, and all of the Borrowers' General Intangibles,, whether now owned or existing or hereafter acquired or arising,
(b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. The Borrowers further agree that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

     SECTION 3.3 Collateral Disclosure List. On or prior to the Closing Date, the Borrowers shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to the Borrowers' business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Company, all in the form provided to the Borrowers by the Lender. Promptly after demand by the Lender, the Borrowers shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.

     SECTION 3.4 Personal Property. The Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrowers' personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

     SECTION 3.4.1 Securities, Chattel Paper, Promissory Notes, etc. On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens) above, the Company shall each execute and deliver to the Lender separate Stock Pledge Agreements pursuant to which such party shall assign, pledge and grant a first priority Lien to the Lender on all Stock of the Domestic Subsidiaries and the Foreign Subsidiaries.

     SECTION 3.5 Record Searches. As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrowers pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

     SECTION 3.6 Release. Upon the payment and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitments and Outstanding Letter of Credit Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

     SECTION 3.7 Inconsistent Provisions. In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provision of this Agreement governs.

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 Representations and Warranties. The Borrowers represent and warrant to the Lender and shall be deemed to represent and warrant at the time of each request for an advance under the Loan or request for a Letter of Credit under the terms of this Agreement and again at the time of the making of any advance under the Loan or the issuance of any Letter of

Credit, as follows:

     4.1.1 Subsidiaries. The Company has the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary of the Company, except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Company's ownership interests therein.

     4.1.2 Good Standing. Each of the Company and its Domestic Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

     4.1.3 Power and Authority. Each Borrower has full corporate power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Financing Documents or the performance by the Borrowers of the Obligations.

     4.1.4 Binding Agreements. This Agreement and the other Financing Documents executed and delivered by any Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of such Borrower and are fully enforceable against each such Borrower in accordance with their respective terms.

     4.1.5 No Conflicts. Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by each Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Borrower's charter or bylaws, (b) any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, or (c) any Laws.

     4.1.6     No Defaults, Violations.

               (a) No Default or Event of Default has occurred and is continuing.

               (b) Neither the Company nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of the Borrowers (taken as a whole), or which could materially adversely affect the ability of the Borrowers to perform their obligations under this Agreement or the other Financing Documents, to which any Borrower is a party.

     4.1.7 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any of the Borrowers or any of their respective properties, the violation of which (taken as a whole), could materially adversely affect the business, operations or properties of the Company and/or its Subsidiaries.

     4.1.8 Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, by the Company or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

     4.1.9 Investment Company Act; Margin Securities. Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

     4.1.10 Litigation. Except as otherwise disclosed in the Registration Statement, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Company or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any Borrower.

     4.1.11 Financial Statements. The Company has furnished to the Lender a copy of the Registration Statement. The Registration Statement is correct and complete, has been prepared in accordance with GAAP, and fairly presents the consolidated financial condition of the Company and its Subsidiaries as of such date.

     4.1.12 Full Disclosure. The financial statements reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the Borrowers materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of the Company or of any Subsidiary.

     4.1.13 Indebtedness for Borrowed Money. Except for the Obligations and except as set forth in EXHIBIT "E" attached to and made a part of this Agreement, the Borrowers have no Indebtedness for Borrowed Money.

     4.1.14 Taxes. Each of the Company and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by such Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for taxes in excess of those already paid.

     4.1.15    ERISA.  With respect to any "pension plan" as defined in
SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by any Borrower and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA
Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any multiemployer plan; (e) neither any Borrower nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA
Section 4205 with respect to any multiemployer plan; (f) no multiemployer plan to which any Borrower or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA
Section 4241 nor has notice been received by any Borrower or any commonly controlled entity that such a multiemployer plan will be placed in "reorganization".

     4.1.16 Title to Properties. Each Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets provided to the Lender. Each Borrower has legal, enforceable and uncontested rights to use freely such property and assets.

     4.1.17 Patents, Trademarks, Etc. Each of the Company and its Subsidiaries owns, possesses, or has the right to use all necessary Collateral to own its properties conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such Collateral are properly reflected on the financial statements provided to the Lender. Except for and upon the filing with the United States Patent and Trademark Office with respect to the patents and trademarks and the Register of Copyrights with respect to the copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by the Borrowers of the security interest granted hereby or for the execution, delivery or performance of Financing Documents by the Borrowers in the United States or (ii) for the perfection in the United States or the exercise by the Lender of its rights and remedies hereunder.

     4.1.18 Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by any Borrower or for which any Borrower is responsible, except for reasonable quantities of necessary supplies for use by such Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

     4.1.19 Perfection and Priority of Collateral. The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral (except for such Collateral as may be perfected only by filings made outside of the United States), free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

     4.1.20 Places of Business and Location of Collateral. The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the Borrowers' chief executive offices, (b) any and each other place of business of the Borrowers, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrowers maintain a place of business as identified on the Collateral Disclosure List.

     4.1.21 Business Names and Addresses. Except in conjunction with the Purchase Transactions, in the five (5) years preceding the date hereof, the Borrowers have not changed their names, identity or corporate structure, has not conducted business under any name other than their current names, and has not conducted their business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

     4.1.22 Equipment. No material portion of the Equipment is affixed to real estate in such manner as to become a fixture or part of such real estate and from and after the Closing Date is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate.

     4.1.23 Accounts. With respect to all Accounts and to the best of each Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the each Borrower's books and records, with respect thereto are actually and absolutely owing to that Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by any Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrowers; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

     4.1.24 Compliance with Eligibility Standards. Each Account included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts which the Lender has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

     4.1.25 Purchase Agreement Transaction. On or before the Closing Date, the Lender has received true and correct photocopies of the Purchase Agreements and each of the Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the Purchase Agreement Transaction. Neither the Purchase Agreements nor any of the Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected in any material manner, except as otherwise disclosed to the Lender in writing on or before the Closing Date. The Purchase Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreements.

     4.1.26 Bulk Transfer. The Borrowers have either complied with any and all Laws governing the transfer of all or substantially all of the Sellers' assets, or the Borrowers have received satisfactory indemnifications from the Sellers with respect to such Laws, including, without limitation, any and all bulk transfer laws, so that as of the Closing Date, the assets described in the Purchase Agreements shall be transferred by the Sellers to the Borrowers free from all claims, Liens, encumbrances, and security interests of any nature whatsoever, except as otherwise permitted by the Purchase Agreements and as otherwise disclosed in writing to the Lender.

     SECTION 4.2 Survival; Updates of Representations and Warranties. All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan and extension of credit made hereunder, and the incurring of any other Obligations.

                                      ARTICLE 5

                                 CONDITIONS PRECEDENT

     SECTION 5.1 Conditions to the Initial Advance and Initial Letter of Credit. The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender on or before the Closing Date:

     5.1.1 Good Standing etc. The Lender shall have received a certificate of good standing for each Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for such Borrower.

     5.1.2 Corporate Proceedings of the Borrowers. The Lender shall have received a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of each Borrower covering:

     (a) true and complete copies of such Borrower's corporate charter, bylaws, and all amendments thereto;

     (b) true and complete copies of the resolutions (or Board Minutes, if applicable)of its Board of Directors authorizing (i) the execution, delivery and performance of the Financing Documents and the Purchase Agreement Documents to which such Borrower is a party, (ii) the borrowings by such Borrower hereunder, (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which such Borrower is a party;

     (c) the incumbency, authority and signatures of the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and

     (d) the identity of such Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

     5.1.3 Consents, Licenses, Approvals, Etc. The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and the Purchase Agreement Documents, and such consents, licenses and approvals shall be in full force and effect.

     5.1.4 Collateral Disclosure List. The Borrowers shall have delivered the Collateral Disclosure List required under the provisions of
Section 3.3 (Collateral Disclosure List) hereof duly executed by a Responsible Officer of the Company.

     5.1.5 Note. The Lender shall have received the Revolving Credit Note conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

     5.1.6 Financing Documents and Collateral. The Borrowers shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered all opinions, and other documents contemplated by
Article 3 hereof, all the foregoing to be in form and substance satisfactory to the Lender.

     5.1.7 Recordings and Filings. The Borrowers shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

     5.1.8 Opinion of Borrowers' Counsel. The Lender shall have received the favorable opinion of counsel for the Borrowers addressed to the Lender in form satisfactory to the Lender.

     5.1.9 Other Documents, Etc. The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

     5.1.10 Payment of Fees. The Lender shall have received payment of any Fees due on or before the Closing Date.

     5.1.11 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Financing Documents shall be satisfactory in form and substance to the Lender and its counsel.

     5.1.12 Other Financing Documents. In addition to the Financing Documents to be delivered by the Borrowers, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

     5.1.13 Field Examination. The Lender shall have completed a field examination of the Borrowers' business, operations and income, the results of which audit shall be in all respects acceptable to the Lender in its sole and absolute discretion.

     5.1.14 Proforma Balance Sheet. The Lender shall have received and approved the Company's' Proforma Balance Sheet which Proforma Balance Sheet must be in form and content acceptable to the Lender in its sole and absolute discretion.

     5.1.15 Public Offering and Liquid Assets. The Lender shall have received a certificate signed by a Responsible Officer of the Company certifying to the Lender that the Company: (a) has successfully completed the Initial Public Offering resulting in gross proceeds of not less than $75,000,000; and (b) has as of the Closing Date minimum liquid assets of not less than Five Million Dollars ($5,000,000).

     5.1.16 Stock Certificates and Stock Powers. The Lender shall have received the fully executed Stock Pledge Agreements, together with all of the original stock certificates of all of the Domestic Subsidiaries and the Foreign Subsidiaries and fully executed irrevocable stock powers and share transfer forms from the Company for each such stock certificate.

     5.1.17 Purchase Agreement Transaction. The Purchase Agreement Transaction shall have been completed and closed prior to or simultaneously herewith upon terms and conditions satisfactory to the Lender. The Lender shall have received a certificate signed by a Responsible Officer of the Company certifying that the Purchase Agreement Transaction has been closed and completed in accordance with the Purchase Agreement Documents furnished to the Lender and in accordance with all applicable Laws.

     SECTION 5.2. Conditions to all Extensions of Credit. The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender:

     5.2.1 Compliance. The Borrowers shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon them.

     5.2.2 Borrowing Base. The Company shall have furnished all Borrowing Base Reports required by Section 2.1.3 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Company shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender.

     5.2.3 Default. There shall exist no Event of Default or Default hereunder.

     5.2.4 Representations and Warranties. The representations and warranties of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of each of advance under the Loan or the issuance of each Letter of Credit, except that the representation and warranty pertaining to balance sheets, financial statements and other financial condition information or data shall refer to the latest balance sheets, financial statements, and financial condition information and data furnished to the Lender pursuant to the provisions of this Agreement.

     5.2.5 Adverse Change. No adverse change shall have occurred in the financial condition of any Borrower which would, in the good faith judgment of the Lender, materially impair the ability of the Borrowers to pay or perform any of the Obligations.

     5.2.6 Legal Matters. All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

     SECTION 5.3. Conditions to all Extensions of Credit after March 2, 1998. In addition to the conditions precedent set forth in Section 5.2 of this Agreement, the making of all advances under the Loan and the issuance of all Letters of Credit after March 2, 1998 is subject to the fulfillment of the following conditions precedent in a manner satisfactory to the Lender:

     5.3.1 Merger of Certain Subsidiaries. The Lender shall have received evidence satisfactory to the Lender that American Eagle Endeavors, Inc., Clover Supply, Inc. and MLQ Express, Inc., have been merged into Dispatch Management Services Acquisition Corp., or in the event such merger has not been completed by such date, the Borrowers shall have provided the Lender with a Stock Pledge Agreement, together with all of the original stock certificates of all such companies and fully executed irrevocable stock powers from the holders of each such stock certificate.

     5.3.2 Insurance Certificate. The Lender shall have received and approved an insurance certificate in accordance with the provisions of
Section 6.1.8 (Insurance)of this Agreement.

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


     5.3.3     Qualification to Do Business.   The Lender shall have received
a Certificate of Qualification to do business for each Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business.

                                      ARTICLE 6

                              COVENANTS OF THE BORROWERS

     SECTION 6.1 Affirmative Covenants. So long as any of the Obligations (the Commitments therefor) shall be outstanding hereunder, the Borrowers agree with the Lender as follows:

     6.1.1     Financial Statements.  The Company shall furnish to the Lender:

               (a) Annual Statements and Certificates. The Company shall furnish to the Lender as soon as available, but in no event more than one hundred twenty five (125) days after the close of the Company's fiscal years,
(i) a copy of the consolidated annual financial statement in reasonable detail satisfactory to the Lender relating to the Company and its Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and (ii) a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, and a cash flow projection report, each prepared by a Responsible Officer of the Company in a format acceptable to the Lender and
(iii) a management letter in the form prepared by the independent certified public accountants.

               (b) Quarterly Statements and Certificates. The Company shall furnish to the Lender as soon as available, but in no event more than sixty
(60) days after the close of the Company's fiscal quarters, consolidated and consolidating financial statements of the Company, prepared and certified by a Responsible Officer of the Company or in lien thereof, a 10-Q as filed with the Securities Exchange Commission.

               (c) Monthly Reports. The Company shall furnish to the Lender within thirty two (32) days after the end of each calendar month, a report signed by a Responsible Officer of the Company, containing the following information:

                    (i) a summary of all aged Receivables, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                    (ii) with respect to each Permitted Acquisition, among other things: (a) a pro-forma post acquisition balance statement, income statement, and cash flow statement; (b) a listing of all assets to be acquired; (c) historical financial statements on the Target; (d) the terms and conditions for the Permitted Acquisition;

                    (iii) a listing of all liquid assets of the Company and its Subsidiaries; and

                    (iv) such other information as the Lender may reasonably request.

          (d) Additional Reports and Information. The Company shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

     6.1.2 Reports to SEC and to Stockholders. The Company will furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders, and of all regular and other reports filed by the Company with any securities exchange or with the Securities and Exchange Commission.

     6.1.3     Recordkeeping, Rights of Inspection, Field Examination, Etc.

               (a) The Company shall, and shall cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

               (b) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties and the properties of the Company and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with, if prior to an Event of Default, three (3) Business Days' notice, and if on or after an Event of Defaut, without notice, to review, audit, check and inspect the Company's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries, with the officers, directors, employees and other representatives of the Company and its Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

               (c) The Company hereby irrevocably authorizes and directs all accountants and auditors employed by the Company and its Subsidiaries at any time during the term of this Agreement to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of the Company and its Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of the Company's and its Subsidiaries.

               (d) After the occurrence of an Event of Default, any and all reasonable costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Company acknowledges and agrees that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, traveling to the Borrowers' facilities.

     6.1.4     Corporate Existence.  Subject to the provisions of Section
6.2.2 hereof, the Company shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrowers taken as a whole to perform the Obligations, on the conduct of the Borrowers' operations taken as a whole, on the Borrowers' financial condition taken as a whole, or on the value of, or the ability of the Lender to realize upon, the Collateral.

     6.1.5 COMPLIANCE WITH LAWS. The Company shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of any of the Borrowers to perform the Obligations, on the conduct of any of the Borrower's operations, on the Borrower's financial condition taken as a whole, or on the value of, or the ability of the Lender to realize upon, the Collateral.

     6.1.6 Preservation of Properties. The Company will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

     6.1.7 Line of Business. The Borrowers will continue to engage substantially only in the business of courier and delivery services.

     6.1.8 Insurance. The Company will, and will cause each of its Subsidiaries to, at all times maintain with A-rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time..

     6.1.9 Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Company will, and will cause each of its Subsidiaries to, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Company shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws.

     6.1.10 ERISA. The Company will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Company will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Company and its Subsidiaries and Affiliates, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Company and its Subsidiaries and Affiliates to the PBGC. Upon the Lender's request, the Company will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

     6.1.11 Notification of Events of Default and Adverse Developments. The Borrowers shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

               (a)  any Event of Default;

               (b)  any Default;

               (c) any litigation against the Company or its Subsidiaries which under GAAP or Securities Exchange Commission rules are required to be disclosed, and of the entry of any judgment or Lien against any of the assets or properties of the Company or any Subsidiary where the claims against the Company or Subsidiary exceed One Hundred Thousand Dollars ($100,000) and are not covered by insurance;

               (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Company or its Subsidiaries;

               (e) any judicial, administrative or arbitral proceeding pending against the Company or any of its Subsidiaries and any judicial or administrative proceeding known by the Company to be threatened against it or any of its Subsidiaries which, if adversely decided, could materially adversely affect its financial condition or operations (present or prospective);

               (f) the receipt by the Company or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that the Company or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

               (g) any other development in the business or affairs of the Company and any of its Subsidiaries which may be materially adverse;

in each case describing in detail satisfactory to the Lender the nature thereof and the action the Company and/or its Subsidiaries proposes to take with respect thereto.

     6.1.12    Hazardous Materials; Contamination.  The Borrowers agree to:

               (a) give notice to the Lender immediately upon any of the Borrower's acquiring knowledge of the presence of any Hazardous Materials on any property owned or controlled by any Borrower or for which any Borrower is responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of any Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination with a full description thereof; and

               (b) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by any Borrower for which any Borrower is responsible for any Hazardous Materials Contamination. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

     6.1.13 Funded Debt to EBITDA. The Borrowers will maintain on a consolidated basis, tested as of the end of each of the Company's fiscal quarters on an annualized year to date basis, a ratio of Funded Debt to EBITDA so that it is not more 2.50 to 1.00.

     6.1.14 Fixed Charge Coverage Ratio. The Borrowers will maintain, tested as of the last day of each of the Company's fiscal quarters on an annualized year to date basis, a Fixed Charge Coverage Ratio of not less than
1.50 to 1.00.

     6.1.15 Collection of Receivables. Until the occurrence of any Event of Default, the Company and each of the Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as the Company and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of a Default hereunder, revoke the collection privilege given in this Agreement to the Company and each of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Company. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral.

     6.1.16 Assignments of Receivables. The Borrowers will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.

     6.1.17 Government Accounts. The Borrowers will if requested by the Lender, execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under contracts with the United States or with any other Governmental Authority to be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

     6.1.18 Maintenance of the Collateral. The Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of the Company and the Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender agrees to act in a commercially reasonable manner when inspecting the premises of the Company and the Subsidiaries and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

     6.1.19 Equipment. The Borrowers shall (a) maintain all Equipment as personalty, and (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate.

     6.1.20 Defense of Title and Further Assurances. At their expense the Borrowers will defend the title to the Collateral (and any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit,, assignment, continuation statement, security agreement, certificate or other document the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and its priority. The Borrowers will from time to time do whatever the Lender may request by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Lender may request, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.

     6.1.21 General Intangibles. The Borrowers shall execute and deliver such additional instruments and documents from time to time as the Lender shall reasonably request to perfect the Lender's security interest in the
General Intangibles.   The Lender shall have the right, but not the
obligation, to take, at Borrowers' sole expense, any actions that the Borrowers are required under this Section 6.1.21 to take but which the Borrowers fail to take, after fifteen (15) days' notice to the Borrowers. The Borrowers shall reimburse and indemnify the Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

     6.1.22 Business Names; Locations. The Company will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Company or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the Company or the applicable Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

     6.1.23 Protection of Collateral. The Borrowers agree that the Lender may at any time take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral. The Borrowers agree to cooperate fully with the

Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall part of the Enforcement Costs.

     SECTION 6.2 Negative Covenants. So long as any of the Obligations (or Commitments therefor) shall be outstanding hereunder, the Borrowers agree with the Lender as follows:

     6.2.1 Permitted Acquisitions. The Borrowers may, from time to time, acquire all or substantially all the assets of any Person (such Person being called a "Target" and such acquisition each being called a "Permitted Acquisition" and collectively, the "Permitted Acquisitions"), provided, the Borrower receives the Lender's prior written approval for any Permitted Acquisition where the cash portion of the Purchase Price (whether or not advanced under the Loan) exceeds $3,500,000, which approval may be given in the Lender's sole, but reasonable, discretion.

     Upon completion of each Permitted Acquisition, the Borrowers shall at the Lender's request and at the Borrowers' expense, add each Target which is not merged into an existing Borrower contemporaneously with any Permitted Acquisition, as a co-obligor on this Agreement and on the Financing Documents. All assets acquired shall be subject to the lien created by this Agreement, and the Borrowers agree at their cost to execute and deliver to the Lender such financing statements, lien searches and other documents as the Lender may reasonably request to ensure the Lender's lien on such assets. Notwithstanding anything set forth herein to the contrary and without affecting the Lender's right to add any Target as a co-obligor on this Agreement and the Financing Documents, the assets of a Target will not be included in the calculation of the Borrowing Base until such time as the Target is added as a co-obligor and such assets are approved by the Lender, which approval may include, without limitation, the completion of a satisfactory field examination of such assets. The Target's equipment may be subject to certain existing liens in an amount satisfactory to the Lender.

     6.2.2 CONVERSION OF SUBSIDIARIES. The Borrowers may after the Closing Date convert one or more of the Second Tier Subsidiaries from corporations to limited liability companies, provided that the members of each such limited liability company and their respective ownership interests remain substantially unchanged and at the time of such conversion, no Event of Default has occurred and is continuing under any of the Financing Documents.

     6.2.3     Subsidiaries.  Except as otherwise permitted under Sections
6.2.1 and 6.2.2 of this Agreement, the Company and each existing Subsidiary will not create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List.

     6.2.4 Issuance of Stock. The Borrowers will not issue, or grant any option or right to purchase, any of their capital stock.

     6.2.5 Purchase or Redemption of Securities, Dividend Restrictions. The Borrowers will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

     6.2.6 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or permit any Subsidiary so to do, except:

               (a)  the Obligations;

               (b) contingent liabilities (actual or potential) not to exceed $500,000 in the aggregate;

               (c)  current accounts payable arising in the ordinary course;

               (d)  Indebtedness secured by Permitted Liens;

               (e) Indebtedness (other than as permitted in Subsection (b) of this Section), not to exceed $1,000,000 in the aggregate;

               (f) Indebtedness of any Foreign Subsidiary, now or hereafter arising, provided that for any such Indebtedness in excess of $1,000,000, the Lender shall have reviewed and approved the material terms and conditions relating to such Indebtedness to confirm and ensure that such terms and conditions could not have a material adverse effect on the Borrowers ability to perform their obligations under the Financing Documents or otherwise impair the value of the Collateral; and

               (g) Indebtedness of the Borrowers existing on the date hereof and reflected on the financial statements furnished pursuant to the Lender prior to the Closing Date.

     6.2.7 Investments, Loans and Other Transactions. Except as otherwise provided in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of the Company or the Subsidiary) or any Person, (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, including, but not limited to any Subsidiary which is not a co-maker of the Note or a party to this Agreement, except:

               (a) any advance to an officer of the Company or of any Subsidiary for travel or other business expenses in the ordinary course of business;

               (b) any advance to a Subsidiary which is not a co-maker of the Note or a party to this Agreement which is made to meet normal operating expenses of such Subsidiary;

               (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (d) any investment made in accordance with the Company's internal investment guidelines; and

               (e) trade credit extended to customers in the ordinary course of business.

     6.2.8 Stock of Subsidiaries. The Company will not sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into the Company or another Wholly Owned Subsidiary or with the conversion of any Second Tier Subsidiary from a corporation into a limited liability company in accordance with Section 6.2.2 hereof) or permit any Subsidiary to issue any additional shares of its capital stock.

     6.2.9 Liens. The Borrowers will not create, incur, assume or suffer to exist any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens.

     6.2.10 Capital Structure, Merger, or Sale of Assets. The Borrowers will not alter or amend their capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve (or suffer any liquidation or dissolution).

     6.2.11 ERISA Compliance. Neither the Company nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

     6.2.12 Prohibition on Hazardous Materials. The Borrowers shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of any Borrower's business expressly described in this Agreement.

     6.2.13 Method of Accounting. The Company shall not change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Lender, unless required to conform to GAAP and on the condition that the Company's accountants shall furnish such information as the Lender may request to reconcile the changes with the Company's prior financial statements.

     6.2.14 Transfer of Collateral. The Company and the Subsidiaries will not transfer, or permit the transfer of any of the Collateral, to another location where the Lender does not at such time have a perfected Lien on such Collateral (including, but not limited to any transfer of Collateral from the Company or a Domestic Subsidiary to a Foreign Subsidiary), or transfer or permit the transfer of the books and records related to any of the Collateral.

     6.2.15 Sale and Leaseback. Neither the Company nor the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

     6.2.16 Disposition of Collateral. The Borrowers will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations.

                                      ARTICLE 7

                           DEFAULT AND RIGHTS AND REMEDIES

     SECTION 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute a "Default" under the provisions of this Agreement:

     7.1.1 Failure to Pay. The failure of the Borrowers to pay any of the Obligations within five (5) days of as and when due and payable in accordance with the provisions of this Agreement, the Note and/or any of the other Financing Documents;

     7.1.2     Breach of Representations and Warranties.  Any representation or


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


warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

     7.1.3 Failure to Comply with Covenants. The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in Sections 6.1.13, 6.1.14 and 6.2 of this Agreement.

     7.1.4 Other Covenants. The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, other than those set forth in Section 7.1.13 above, which default shall remain unremedied for thirty (30) days after written notice thereof to the Company by the Lender.

     7.1.5 Default Under Other Financing Documents or Obligations. A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

     7.1.6 Receiver; Bankruptcy. The Company or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental
Authority enjoining or otherwise prohibiting the operation of a material portion of the Company's or any Subsidiary's business or the use or disposition of a material portion of the Company's or any Subsidiary's assets.

     7.1.7 Involuntary Bankruptcy, etc. (a) An order for relief shall be entered in any involuntary case brought against the Company or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against the Company or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Company or any Subsidiary (i) adjudicating the Company, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the

Company or of any Subsidiary, or of a material portion of the Company's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Company's or any Subsidiary's business or the use or disposition of a material portion of the Company's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

     7.1.8 Judgment. Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $100,000 against the Company or any Subsidiary, and the failure by the Company or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

     7.1.9 Execution; Attachment. Any execution or attachment involving more than $100,000 shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

     7.1.10 Default Under Other Borrowings. Default shall be made with respect to any Indebtedness for Borrowed Money in excess of $100,000 in the aggregate (other than the Loan) if the effect of such default is to accelerate the maturity of such evidence of the Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any indebtedness to become due prior to its stated maturity.

     7.1.11 Material Adverse Change. If a material adverse change has occurred in the financial condition of any of the Borrowers as defined under GAAP.

     7.1.12 Impairment of Position. If the Lender in its sole but reasonable discretion determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

     7.1.13 Collateral Inadequacy. The determination in good faith by the Lender that the security for the Obligations is inadequate.

     7.1.14 Liquidation, Termination, Dissolution, Change in Management, etc. If any Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the senior executive management team of the Company such that any two (2) or more of Marko Bogoievski, Lever Stewart, Linda Jenkinson and Kevin Holder are no longer members thereof and replacement management satisfactory to the Lender in its reasonable discretion is not named within 120 days, or any change in control of any Borrower without the prior written consent of the Lender.

     SECTION 7.2 Remedies. Upon the occurrence of any Default or Event of Default, the

Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

     7.2.1 Acceleration. The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

     7.2.2 Further Advances. The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Note (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

      7.2.3 Uniform Commercial Code. The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon each Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

     Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Company at the address set forth in ARTICLE 8 of this Agreement, or such other address of the Company which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

     If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

     The Borrowers recognize that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all
applicable Laws.   Upon any such sale or disposition, the Lender shall have
the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

     7.2.4 Specific Rights With Regard to Collateral. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrowers, and the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers:

               (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

               (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

               (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

               (d) copy, transcribe, or remove from any place of business of the Company or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Company's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

               (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

               (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

               (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

               (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

               (i) endorse or sign the name of each Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;

               (j) notify the Post Office authorities to change the address for the delivery of mail to each Borrower to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to each Borrower; and

               (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral.

     7.2.5 APPLICATION OF PROCEEDS. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain jointly and severally liable to the Lender for any deficiency.

     7.2.6 PERFORMANCE BY LENDER. After the occurrence of any Event of Default, if the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of each Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and the Borrowers hereby irrevocably appoint the Lender as each of their attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of each Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

     7.2.7 Other Remedies. The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

                                      ARTICLE 8

                                    MISCELLANEOUS

     SECTION 8.1 Notices. All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

          Borrowers:          c/o DISPATCH MANAGEMENT SERVICES CORP.
                              65 West 36th Street
                              New York, N.Y. 10018
                              Attention: Mr. Marko Bogoievski

          Lender:             NATIONSBANK, N.A.
                              6610 Rockledge Drive
                              Bethesda, Maryland 20817
                              Attention:   Elizabeth F. Shore

                              with a copy to:

                              Richard M. Pollak, Esquire
                              Ober, Kaler, Grimes & Shriver,
                              a Professional Corporation
                              1401 H Street, N.W., Suite 500
                              Washington, D.C. 20005

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

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



     SECTION 8.2 Amendments; Waivers. This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

     Without implying any limitation on the foregoing:

     (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

     (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

     (c) No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

     (d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

     (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     SECTION 8.3 Cumulative Remedies. The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:

               (a) proceed against the Borrowers or any other Person who may be liable for all or any part of the Obligations;

               (b) proceed against the Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

               (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

               (d) without reducing or impairing the obligations of the Borrowers and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

     SECTION 8.4 Severability. In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

               (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

               (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

               (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable; and

               (d) if affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

     SECTION 8.5 Assignments by Lender. The Lender may, without notice to, or consent of, the Borrowers, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In connection with the foregoing, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

     SECTION 8.6 Successors and Assigns. This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     SECTION 8.7 Continuing Agreements. All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loan and the execution and delivery of the Note, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

     SECTION 8.8 Enforcement Costs. The Borrowers agree after the occurrence of any Event of Default to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

     SECTION 8.9    Applicable Law; Jurisdiction.

     8.9.1 As a material inducement to the Lender to enter into this Agreement, the Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

     8.9.2 Each Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Borrower and may be enforced in any court in which any Borrower is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

     8.9.3 Each Borrower hereby irrevocably designates and appoints The Prentice-Hall Corporation System, Maryland, 1123 N. Eutaw Street, Baltimore, Maryland 21201, as the Borrowers' authorized agent to receive on the Borrowers' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

     8.9.4 Each Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrowers at the address designated in or pursuant to Section 8.1 hereof, and (ii) serving a copy thereof upon the agent, if any, designated and appointed by the Borrowers as the Borrowers' agent for service of process by or pursuant to this Section. Each Borrower irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

     SECTION 8.10 Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and

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


the same instrument.

     SECTION 8.11 Headings. The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 8.12 No Agency. Nothing herein contained shall be construed to constitute the Borrowers as the Lender's agent for any purpose whatsoever or to permit the Borrowers to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

     SECTION 8.13 Date of Payment. Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     SECTION 8.14 Entire Agreement. This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

     SECTION 8.15 Waiver of Trial by Jury. THE BORROWERS AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWERS AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

     This waiver is knowingly, willingly and voluntarily made by each Borrower and the Lender, and each Borrower and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Each Borrower and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

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


     SECTION 8.16 Liability of the Lender. The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

     By inspecting the Collateral or any other properties of any Borrower or by accepting or approving anything required to be observed, performed or fulfilled by any Borrower or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

     SECTION 8.17   Arbitration.   ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG
THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF THIS AGREEMENT ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., D/B/A J.A.M.S./ENDISPUTE ("J.A.M.S.") AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF AN INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT RELATES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MONTGOMERY COUNTY, MARYLAND AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR. IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCING OF SUCH HEARING FOR AN ADDITIONAL SIXTY
(60) DAYS.

     (B)  RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED
TO: (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION

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


AFFORDED TO IT BY 12 U.S.C. Section 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER: (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                              [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the parties hereto have duly executed and delivered this Agreement under their respective seals as of the date first written above.

WITNESS/ATTEST:                    DISPATCH MANAGEMENT SERVICES CORP.



-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:

     WITNESS/ATTEST:               DISPATCH MANAGEMENT SERVICES SAN
                                   FRANCISCO CORP.


-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:

WITNESS/ATTEST:                    DISPATCH MANAGEMENT SERVICES NEW
                                   YORK CORP.


-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:

WITNESS/ATTEST:                    DISPATCH MANAGEMENT SERVICES
                                   ACQUISITION CORP.


-------------------------------    By:-------------------------- (SEAL)
               , Secretary               Name:
                                    Title:

WITNESS/ATTEST:                    ROAD MANAGEMENT SERVICES
                                   CORPORATION


-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:

WITNESS/ATTEST:                    BALMERINO HOLDINGS LIMITED



-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:


-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:


WITNESS/ATTEST:                    STATETIP LIMITED



-------------------------------    By:-------------------------- (SEAL)
               , Secretary          Name:
                                    Title:


WITNESS:                      NATIONSBANK, N.A.


-------------------------------    By:-------------------------- (SEAL)
                                    Elizabeth F. Shore
                                    Vice President

                                   LIST OF EXHIBITS

A.   Revolving Credit Note

B.   Subsidiaries

C.   Second Tier Subsidiaries

D.   Liens

E.   Other Indebtedness

F.   Purchase Agreements